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                                                                    Exhibit 21.1



                           SUBSIDIARIES OF REGISTRANT

1.    XImage Corporation, a California corporation

2.    ImageWare Systems ID Group, Inc., a Delaware corporation
      (formerly Imaging Technology Corporation)

3.    I.W. Systems Canada Company, a Nova Scotia unlimited liability company

4. ImageWare Digital Photography Systems, LLC, a Nevada limited liability company (formerly Castleworks LLC)

5.    E-Focus West LLC, a Nevada limited liability company